CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the:

•	CRH plc 2014 Performance Share Plan

of our reports dated March 11, 2015, with respect to the consolidated financial statements of CRH plc and the effectiveness of internal control over financial reporting of CRH plc, included in its Annual Report (Form 20-F) for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

/s/Ernst & Young
Dublin, Ireland
March 13, 2015